UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2023


MusclePharm Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-53166

77-0664193

(Commission File Number)


(I.R.S. Employer Identification No.)

6728 W. Sunset Rd.




,




Ste. 130




,

89118


Las Vegas




,




NV



(Address of Principal Executive Offices)


(Zip Code)

(800)

859-3010
(Registrants Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).


Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)). Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to
Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company


If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.






Item 4.01 Change in Registrants Certifying Accountant.

Effective January 4, 2023, Moss Adams LLP (Moss Adams) resigned as the Independent Public Accounting Firm for MusclePharm Corporation (the Company). The Company had engaged Moss Adams in that capacity on July 14, 2021.

During the year ended December 31, 2021, and the subsequent period through January 4, 2023, there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under
Item 304(a)(1)(v) of Regulation S-K, except that the Companys Annual Report on Form 10-K/A for the year ended December 31, 2021 (the Form 10-K/A) reported deficiencies in the design and operation of its internal controls in the financial processes related to the accounting for cash, accounts receivable, accounts payable, inventory, accrued liabilities, income taxes, debt, equity, revenue from contracts with customers, costs of sales, stock-based compensation, and expenses classification.
In addition, the Company has also had insufficient controls over the financial close and reporting process, including account reconciliations and preparation and review of financial statements and related disclosures.
Significant employee turnover and lack of technical expertise in the accounting function, led to a lack of documentation and inconsistent practices in the implementation and execution of internal controls, including those at the entity level, information technology general controls, segregation of duties controls, and business process controls.

The report of Moss Adams dated April 15, 2022, on the
Companys financial statements
as of and for the year ended December 31, 2021, contained within the Form 10-K/A was modified to include an explanatory paragraph relating to a going concern uncertainty.

On August 22, 2022, the Board of Directors of
MusclePharm Corporation (the Company),
in consultation with management, determined that the Companys previously issued financial statements, included in the Form 10-K/A, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, should no longer be relied upon due to errors in such financial statements.
This information was disclosed in a Current Report on Form 8-K dated August 22, 2022. The Company has not filed Annual or Quarterly Reports for any period subsequent to the quarter ended March 31, 2022.

We have provided Moss Adams with a copy of the disclosure made in response to this Item 4.01 and have requested that Moss Adams provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, Moss Adams has provided the letter attached hereto as Exhibit 16.1.




SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2023,	By: /s/ Gary Shirshac
Gary Shirshac
Chief Financial Officer